Exhibit 10.21

INFORMATION SERVICES GROUP, INC.

Amendment No. 1 to the

Employment Agreement for Michael P. Connors

This Amendment No. 1 (this “Amendment”) to the Employment Agreement by and between Information Services Group, Inc., a Delaware corporation (the “Company”), and Michael P. Connors (“Executive”) is effective as of December 10, 2013.  Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Executive and the Company previously entered into that certain Employment Agreement, dated as of December 16, 2011 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to extend the Term of the Employment Agreement until December 31, 2017 (the “Extension”);

WHEREAS, in consideration for the Extension, the Compensation Committee of the Board of Directors of the Company will grant to Executive 195,122 restricted stock units, which will vest in four equal annual installments on each of the first four anniversaries of the grant date pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan; provided that if closing price of the Company’s Common Stock as listed on the NASDAQ Global Market (or such other stock exchange on which the Company’s Common Stock is then traded) equals or exceeds $7.00 for three (3) consecutive trading days, the remaining unvested restricted stock units shall vest in full upon the occurrence of such event; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

1.                                      Amendment.

The date “December 31, 2015” in Section 2 of the Employment Agreement is hereby deleted and replaced with “December 31, 2017.”

2.                                      Miscellaneous.

(a)                                 Effect of Amendment.  As expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms.

(b)                                 Governing Law.  THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

(c)                                  Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)                                 Due Authority and Execution.  The execution, delivery and performance of this Amendment have been duly authorized by the Company and this Amendment represents the valid, legal and binding obligation of the Company, enforceable against the Company according to its terms.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and Executive have duly executed and delivered this Amendment as the date first written above.

INFORMATION SERVICES GROUP, INC.:

By:	/s/ David E. Berger
Name:	David E. Berger
Title:	EVP & CFO

EXECUTIVE:

/s/ Michael P. Connors
Name: Michael P. Connors
Title: Chairman and Chief Executive Officer